Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-290392) on Form S-4 of Norwood Financial Corp of our report dated March 28, 2025, relating to our audit of the consolidated financial statements of PB Bankshares, Inc.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

October 8, 2025